Exhibit 16.1

Malone & Bailey, PC
Certified Public Accountants

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re:     Golden Chief Resources, Inc.
           Commission File # 0-12809

Gentlemen:

     We have read Item 4 in the Form 8K of Golden Chief Resources, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

/s/    Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com

February 7, 2007

Registered Public Company Accounting Oversight Board
AICPA Center for Public Company Audit Firms
Texas Society of Certified Public Accountants

2925 Briarpark, Suite 930 – Houston, TX 77042
(713) 266-0530 – voice – (713) 266-1815 – fax – www.malone-bailey.com